Exhibit 99.2

CEDC and Russian Standard Deepen Strategic Alliance

Mt. Laurel, New Jersey – September 14, 2012 – Central European Distribution Corporation (NASDAQ: CEDC) announced today that it has agreed to appoint Mr. Roustam Tariko, the Chairman of the CEDC Board of Directors, to serve as Interim President of CEDC. CEDC intends for this appointment to deepen the strategic alliance between CEDC and Russian Standard Corporation. Mr. Tariko will be appointed to serve as Interim President as soon as practicable but in any event upon the filing by CEDC of its restated financial statements with the United States Securities and Exchange Commission.

Once appointed, Mr. Tariko will serve as Interim President of CEDC on a temporary basis until the earlier of the appointment of a permanent Chief Executive Officer of CEDC or March 31, 2013. In his role as Interim President of CEDC, Mr. Tariko will supervise CEDC’s operations outside of Poland. David Bailey will continue to serve as Interim CEO of CEDC with responsibility for company-wide finance and CEDC’s operations in Poland, as well as the administrative, reporting, legal, compliance and audit functions of CEDC.

Mr. Tariko will continue to serve as Chairman of the CEDC Board of Directors. However, in light of Mr. Tariko’s increased responsibilities at CEDC, the CEDC Board of Directors is amending the by-laws to provide for an increased role for the lead director also as Vice Chairman of the CEDC Board of Directors. Accordingly, Scott Fine will continue to serve as lead director and, upon the appointment of Mr. Tariko as Interim President of CEDC, Vice Chairman, of the CEDC Board of Directors.

CEDC also announced that Christopher Biedermann has resigned as CEDC’s Chief Financial Officer, and Bartosz Kolacinski, the current Deputy Financial Officer of the CEDC group, has been appointed Interim Chief Financial Officer. Mr. Biedermann will remain available to CEDC to assist CEDC’s finance team for a transition period.

Update on Financial Restatement

As previously disclosed, upon the recommendation of CEDC’s management, CEDC’s Board of Directors has concluded that CEDC’s financial statements for all reporting periods from and after January 1, 2010 should no longer be relied upon primarily due to the fact that certain retroactive rebates and trade marketing expenses were not properly recorded by CEDC’s principle operating subsidiary in Russia, the Russian Alcohol Group. The Audit Committee of CEDC’s Board of Directors initiated an internal investigation regarding CEDC’s retroactive rebates, trade marketing expenses and related accounting issues. CEDC currently expects this internal investigation to conclude by the end of September or shortly thereafter.

In connection with the expected restatement, CEDC intends to file amended Quarterly Reports on Forms 10-Q for affected periods in 2011 and 2012 and an amended Annual Report on Form 10-K for the fiscal year ended December 31, 2011. CEDC expects to be able to file such amended Annual and Quarterly Reports, as well as its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, with the SEC as soon as practicable following completion of its internal investigation.

Because CEDC’s accounting review and investigation are ongoing, the estimated timing included herein is subject to change.

About Central European Distribution Company

CEDC is one of the world’s largest producers of vodka and Central and Eastern Europe’s largest integrated spirit beverage company. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with brands such as Concha y Toro, among others.

About Russian Standard Corporation

Russian Standard Corporation is one of Russia’s most successful private companies with business interests in premium vodka, spirits distribution, banking and insurance. Russian Standard Vodka is the global leader in authentic Russian premium vodka and the only Russian global brand with sales in over 75 markets around the world. Its 2011 sales exceeded 2.6 million 9-liter cases. Roust Inc. is one of Russia’s leading premium spirits distributors, representing such well-known brands as Gancia, Rémy Martin, Metaxa, St Remy, Cointreau, Jagermeister, Molinari, Whyte & Mackay, and Dalmore. In 2011, Russian Standard acquired a 70% stake in Gancia SPA, the legendary Italian wine-making company that created the first Italian sparkling wine. With 2000 hectares of vineyards, 5 million kilograms of grapes vinified, Gancia produces around 25 million bottles of sparkling wine, wines and aperitifs each year. Russian Standard Bank is the largest privately owned financial institution in Russia and is a leader in the Russian consumer finance market, including consumer loans and credit cards. Since 1999 the Bank has been setting new standards in consumer banking, with over 25 million clients, over US$45 billion in loans granted and 35 million credit cards issued. Russian Standard Bank is the exclusive issuer and service provider for American Express and Diners Club International cards in Russia.

Russian Standard Corporation has over 19,000 employees working in offices in Moscow, St Petersburg, New York, Paris, London and Kiev. The total assets of Russian Standard Corporation exceed US$5 billion.

Cautionary Statement about Forward-Looking Information

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements about the expected effects of the CEDC management changes announced and the expected timing of the completion of the restatement. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements. Such risks include, among others, uncertainties regarding the timing of the completion of CEDC’s Audit Committee’s investigation and the restatement, unanticipated accounting issues or audit issues regarding the financial data for the periods to be restated or adjusted, the inability of CEDC or its independent registered public accounting firm to confirm relevant information or data, unanticipated issues which prevent or delay CEDC’s independent public accounting firm from concluding the audit or that require additional efforts, procedures or review and CEDC’s inability to design or improve internal controls to address the identified issues.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2011, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission.

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Contact

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

856-273-6980

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6061

Oleg Yegorov

Russian Standard Corporation

7-495-967-0990

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